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Exhibit 8.1

[AKIN GUMP STRAUSS HADER & FELD LLP LETTERHEAD]

September 29, 2004

La Quinta Corporation
Suite 600
909 Hidden Ridge
Irving, Texas 75038

La Quinta Properties, Inc.
Suite 600
909 Hidden Ridge
Irving, Texas 75038

  Re:
  Registration Statement on Form S-4

Ladies and Gentlemen:

        We have acted as counsel to La Quinta Properties, Inc., a Delaware corporation ("LQ Properties") and La Quinta Corporation, a Delaware Corporation ("LQ Corporation") in connection with the registration, pursuant to a registration statement on Form S-4 (as may be amended from time to time, the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of (i) the proposed offer by LQ Properties to exchange (the "Exchange Offer") up to $200,000,000 in aggregate principal amount of new 7% Senior Notes due 2012 (the "Exchange Notes") to be registered under the Act for any and all outstanding 7% Senior Notes due 2012 (the "Old Notes") and (ii) the guaranty of the Exchange Notes by LQ Corporation.

        You have requested our opinion regarding whether LQ Properties was organized and has operated in conformity with the requirements for qualification as a "real estate investment trust" (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), commencing with its taxable year ended December 31, 2000 and through the date hereof and that its current and proposed method of operation will enable LQ Properties to continue to qualify as a REIT, and regarding the accuracy of information set forth in the Registration Statement under the heading "U.S. Federal Income Tax Consequences".

        In rendering our opinions, we have examined the Registration Statement and such other documents, agreements, and instruments as we have deemed necessary or appropriate and have made such legal and factual inquiries as we have deemed necessary as a basis for our opinions set forth below. In addition, we have relied upon (without independent investigation or verification) certain factual representations of LQ Properties set forth in a representation letter (the "Representations") delivered to us in connection with our rendering of this opinion regarding the manner in which LQ Properties has been owned and operated and will be owned and operated, as well as prior factual representations delivered to us in connection with our rendering of prior opinions to LQ Properties. We have assumed the current and continued correctness of the Representations and that all Representations by LQ Properties as to value are correct and we have made no independent verification as to such values. We are not, however, aware of any facts contrary to the facts set forth in the Representations. Where any factual Representation is qualified to the best knowledge of a person or anticipates a future event, we have assumed that the representation is correct, or that the event will occur, without regard to such qualification. We have also assumed, without making any independent investigation, that all documents as furnished to us are complete and authentic, that the signatures on all documents are genuine, that all such documents have been, or in the case of drafts, will be, duly authorized, executed and delivered, and the legal capacity of all natural persons. We have further assumed that the Exchange Offer, and any transactions related thereto, will be consummated in the manner described in the Registration Statement (including satisfaction of all covenants and conditions to the obligations of the parties without amendment or waiver thereof); all reporting obligations with respect to the Exchange Offer required under the Code and the applicable Treasury Regulations currently promulgated under the Code (the "Regulations") will be complied with; and all documents and instruments referred to in the Registration Statement are valid and binding in accordance with their terms. We are also relying on the truth and accuracy at all relevant times of the statements and representations contained in the Registration Statement.

        In connection with this opinion letter, we have made no special investigation or review of any laws, regulations or judicial or administrative decisions, other than a review of the current provisions of the Code, applicable Regulations, and current judicial and administrative authority (including published revenue rulings and revenue procedures) with respect thereto (collectively referred to as the "Tax Law"). We have made no investigation or review of any matters relating to LQ Properties or any other person other than as expressly set forth herein.

        Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

  A.
  LQ Properties has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code commencing with its taxable year ended December 31, 2000 and through the date hereof, and that LQ Properties' form of organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

  B.
  The statements in the Registration Statement under caption "U.S. Federal Income Tax Consequences," including the description of the tax consequences of the exchange of the Exchange Notes for the Old Notes and REIT qualification tests, to the extent that such information constitutes matters of law, summaries of legal matters, or legal conclusions, have been reviewed by us and are accurate in all material respects.

        The opinion and other matters in this letter are qualified in their entirety and subject to the following:

  A.
  We express no opinion as to (i) any laws other than the Tax Law; (ii) the accuracy of any statements of law relating to the Exchange Offer except as set forth above; or (iii) any other matters relating to the Exchange Offer or the Registration Statement.

  B.
  The opinion expressed herein is as of the date hereof. Any change in the Tax Law (including pursuant to any legislation which Congress may be currently considering), which may change at any time with retroactive or prospective effect and which is subject to differing interpretation, or any change in the facts, representations or documents upon which the opinion expressed herein is based, could change our conclusions and render the opinion expressed herein inapplicable. We undertake no obligation to advise you of any facts or circumstances that may come to our attention, any new developments in the law or in the application or interpretation of the Federal income tax laws, or any other change in legal authorities that may occur after the date of this opinion letter, that may affect the opinion expressed herein or to update the opinion expressed herein in the event that there is a change in the legal authorities, facts or documents upon which the opinion expressed herein is based.

  C.
  We will not review on a continuing basis LQ Properties' compliance with the Registration Statement, the assumptions set forth above, or the Representations. Accordingly, no assurance can be given that the actual results of LQ Properties' operations for any given taxable year will satisfy the requirements for qualification and taxation as a real estate investment trust under the Code. The ability of LQ Properties to continue to meet the requirements for qualification and taxation as a real estate investment trust will be dependent upon LQ Properties' ability to continue to meet in each year the applicable asset composition, source of income, shareholder diversification, distribution, and other requirements of the Code necessary for a corporation to qualify as a real estate investment trust.

  D.
  This opinion represents and is based upon our best legal judgment regarding the application of relevant current provisions of the Code and the Regulations, and interpretations of the foregoing as expressed in existing court decisions, administrative determinations (including the practices and procedures of the Internal Revenue Service (the "IRS") in issuing private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives such a ruling) and published rulings and procedures all as of the date hereof. An opinion of counsel merely represents counsel's best judgment with respect to the probable outcome on the merits and is not binding on the IRS or the courts. There can be no assurance that positions contrary to our opinion will not be taken by the IRS, or that a court considering the issues would not hold contrary to our opinion. LQ Properties has not requested a ruling from the IRS (and no ruling will be sought) as to any of the Federal income tax consequences addressed in this opinion.

  E.
  The opinion expressed herein is limited to the matters expressly stated herein and no opinion is to be inferred or may be implied beyond the tax opinion expressly set forth above. This letter does not address any other Federal, state, local or foreign tax consequences that may result from the Exchange Offer or any other transaction (including any transaction undertaken in connection with the Exchange Offer).

  F.
  Our opinion set forth herein is based upon the description of the Exchange Offer as set forth in the Registration Statement. If the actual facts relating to any aspect of the Exchange Offer differ from this description in any material respect, our opinion may become inapplicable. No opinion is expressed as to the Exchange Offer if all the transactions described in the Registration Statement are not consummated in accordance with the terms set forth therein and without waiver or breach of any material provision thereof, or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Akin, Gump, Strauss, Hauer & Feld, L.L.P.
Akin, Gump, Strauss, Hauer & Feld, L.L.P.

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  Exhibit 8.1